EXHIBIT 10.53

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 29, 2012, by and between SILICON VALLEY BANK (“Bank”) and CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation (“Borrower”), whose address is 651 Campus Drive, Saint Paul, Minnesota 55112.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 29, 2010 (as the same may be amended, modified, supplemented or restated in writing from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that the Loan Agreement be amended and supplemented as more fully set forth herein.

D. Bank has agreed to so amend and supplement the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations, warranties and agreements set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Modifications Regarding Loan Documents. The Loan Agreement is amended as set forth below, effective on the date hereof (except as may be otherwise specifically provided below):

2.1 Borrowing Base. The portion of the definition of “Borrowing Base” in Section 13.1 of the Loan Agreement, which presently reads as follows:

“ ‘Borrowing Base’ is (a) 80% of Eligible Accounts, plus (b) the lesser of 40% of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or 25% of Eligible Accounts or $2,500,000 (in the case of both ‘a’ and ‘b’, as determined by Bank from Borrower’s most recent Transaction Report), minus (c) the Term Loan Reserve, to the extent the same is in effect.”

is hereby amended to read as follows:

“ ‘Borrowing Base’ is 85% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report.”

2.2 Delete Definition of Eligible Inventory. The definition of “Eligible Inventory” in Section 13.1 of the Loan Agreement is hereby deleted.

2.3 Liquidity Ratio. The definition of “Liquidity Ratio” in Section 13.1 of the Loan Agreement, which presently reads as follows

“ ‘Liquidity Ratio’ is the ratio of (a) Borrower’s unrestricted cash and Cash Equivalents held with Bank and Bank’s Affiliates plus Borrower’s Eligible Accounts, divided by (b) the sum of the outstanding principal amount of any Advances, plus all other indebtedness for borrowed money (other than the Subordinated Debt to PFG), plus all sums owed under Bank Services Agreements, plus the deferred price of property or services (other than unsecured indebtedness to trade creditors incurred in the ordinary course of business).”

is amended to read as follows:

“ ‘Liquidity Ratio’ is the ratio of (a) Borrower’s unrestricted cash and Cash Equivalents held with Bank and Bank’s Affiliates plus Borrower’s Net Accounts Receivable, divided by (b) the sum of the outstanding Credit Extensions, plus all sums owed by Borrower in connection with Bank Services.”

2.4 Liquidity Ratio Condition. The definition of “Liquidity Ratio Condition” in Section 13.1 of the Loan Agreement, currently reads as follows:

“Liquidity Ratio Condition” is the condition that Borrower maintain at all times a Liquidity Ratio of greater than 2.25 to 1.00.

Said definition is hereby amended to read as follows:

“Liquidity Ratio Condition” is the condition that Borrower maintain at all times a Liquidity Ratio of greater than 1.75 to 1.00.

2.5 Definition of Net Accounts Receivable. A new definition of “Net Accounts Receivable” is hereby added to Section 13.1 of the Loan Agreement as follows:

“ ‘Net Accounts Receivable’ means the accounts receivable of Borrower recorded in accordance with GAAP on the balance sheet of Borrower as of the end of the most recent monthly reporting period, net of any reserves for doubtful accounts, as reported to Bank.”

2.6 Prime Rate. The definition of “Prime Rate” in Section 13.1 of the Loan Agreement, is hereby amended to read as follows:

“ ‘Prime Rate’ is the highest of the prime rates most recently published in the Wall Street Journal as the base rate on corporate loans at large U.S. banks.”

2.7 Revolving Line Maturity Date. The definition of “Revolving Line Maturity Date” in Section 13.1 of the Loan Agreement, is hereby amended to read as follows:

“ ‘Revolving Line Maturity Date’ is June 30, 2014.”

2.8 Definition of Second Amendment. A new definition of “Second Amendment” is hereby added to Section 13.1 of the Loan Agreement as follows:

“ ‘Second Amendment’ means the Second Amendment to Loan and Security Agreement, dated on or about June 29, 2012, between Borrower and Bank.”

2.9 Delete Definition of Term Loan Reserve. The definition of “Term Loan Reserve” in Section 13.1 of the Loan Agreement is hereby deleted.

2.10 Prepayments in Connection with Term Loan Reserve. Section 2.1.5(c) of the Loan Agreement is amended and restated to read as follows:

“(c) [Reserved].”

2.11 Revolving Line Interest Rate. Section 2.3(a)(i) of the Loan Agreement currently reads as follows:

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to 2.0 percentage points above the Prime Rate, provided that the interest rate in effect on any day shall not be less than 6.0% per annum, which interest shall be payable monthly.

Said Section 2.3(a)(i) is hereby amended to read as follows:

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to 1.25 percentage points above the Prime Rate, provided that the interest rate in effect on any day shall not be less than 4.50% per annum, which interest shall be payable monthly.

2.12 Unused Revolving Line Facility Fee. The following sentence is hereby deleted from Section 2.4(d) of the Loan Agreement: “The unused portion of the Revolving Line, for the purposes of this calculation, shall not include the Term Loan Reserve”.

2.13 Fees. Subsection (f) of Section 2.4 of the Loan Agreement currently reads as follows:

“(f) Amendment Fees. On the Amendment Date and on the first anniversary of the Amendment Date, Borrower shall pay Bank a working capital facility fee of $112,500. In addition, Borrower shall pay Bank a Term Loan facility fee of $60,000 on the Amendment Date. “

Without affecting any fees provided for in such subsection prior to its amendment hereby that have already been paid, said subsection is hereby amended to read as follows:

“(f) Amendment Fees. On June 30, 2013, Borrower shall pay Bank a working capital facility fee of $75,000. In addition, Borrower shall pay Bank a combined Term Loan facility modification fee and working capital facility modification fee of $27,000 concurrently with the execution and delivery of the Second Amendment. “

2.14 Eligible Inventory Representations. Section 5.3(c) of the Loan Agreement is hereby deleted.

2.15 Financial Covenants. Section 6.9 of the Loan Agreement is hereby amended to read as follows, effective as of June 30, 2012:

“6.9 Financial Covenants. Borrower shall comply with the following covenants (on a consolidated basis):

“(a) Liquidity Ratio. Borrower shall maintain at all times a Liquidity Ratio of greater than 1.25 to 1.00.

“(b) EBITDA; Fixed Charge Coverage Ratio. Borrower shall maintain EBITDA as of the last day of each month, for the three month period ending as of the last day of such month, of not less than the amount corresponding to the period containing such month set forth in the following chart (parentheses surrounding amounts in the chart designate negative amounts); provided that, from and after the date Borrower has maintained a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00 for two consecutive fiscal quarters, thereafter Borrower shall not be required to meet the foregoing EBITDA covenant, and thereafter Borrower shall, instead, be required to maintain a Fixed Charge Coverage Ratio in excess of 1.25 to 1.00 at all times.”

Period	Minimum EBITDA
June 1, 2012 – December 31, 2012	($5,000,000)
January 1, 2013 – March 31, 2013	($4,250,000)
April 1, 2013 – December 31, 2013	($3,500,000)
January 1, 2014 – March 31, 2014	($2,750,000)
April 1, 2014 – June 30, 2014	($2,000,000)
July 1, 2014 – September 30, 2014	($1,250,000)
October 1, 2014 – December 31, 2014	($500,000)

2.16 Compliance Certificate. Exhibit B to the Loan Agreement is hereby amended by replacing it with Exhibit B hereto.

3. Limitation of Amendments.

3.1 The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents, warrants and agrees as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent modified by the matters set forth on Exhibit A hereto, and except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Warrant. Concurrently, Borrower shall issue to Bank a Warrant to purchase common stock of the Borrower on the terms set forth in the Warrant being executed and delivered concurrently herewith.

6. PFG Subordination Agreement. This Amendment is conditioned on the execution and delivery of a written reaffirmation of the existing Subordination Agreement between Bank and Partners for Growth III, L.P., a Delaware limited partnership, in form and substance acceptable to Bank in its sole discretion.

7. Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SILICON VALLEY BANK		CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Adam Glick	By:	/s/ Laurence L. Betterley
Name:	Adam Glick	Name:	Laurence L. Betterley
Title:	Relationship Manager	Title:	Chief Financial Officer

EXHIBIT A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

1. Michael Kallok. On July 18, 2011, the Company received a demand letter from legal counsel for Michael Kallok, a former officer, director and consultant to the Company, claiming that Mr. Kallok is entitled to 42,594 shares of the Company’s common stock or, alternatively, the value of those shares as of July 15, 2011, which was $610,798. Mr. Kallok asserts that the Company improperly deemed such shares forfeited under a restricted stock agreement with Mr. Kallok. The Company disagrees with Mr. Kallok’s claim and the parties are moving forward with arbitration to resolve this matter.

2. Litigation in Switzerland. In July 2009, the Company commenced a lawsuit in Switzerland against Dr. Leonid Shturman (“Dr. Shturman”), primarily to halt the grant proceedings before the European Patent Office. The Company asserted that it was the owner of the counterweight invention included in the European patent application No. 06 745 024.7 filed by Dr. Shturman. On April 15, 2011, Dr. Shturman’s widow, Leila Nadirashvili, filed a writ to dismiss the Company’s lawsuit based on res judicata and collateral estoppel, alleging that the claims in Switzerland are identical to a previously-dismissed lawsuit in Minnesota. The Company successfully defeated the motion. On June 21, 2012 the parties reached a settlement whereby Ms. Nadirashvili assigned the patent application to the Company.

3. Litigation in the United States District Court in Minnesota. On August 24, 2011, Leila Nadirashvili was substituted as plaintiff in a lawsuit in the United States District Court in Minnesota. The lawsuit seeks to enjoin the litigation in Switzerland discussed above. Ms. Nadirashvili declined the Company’s offer of settlement. In December 2011, the Court dismissed the lawsuit on the grounds that the Court lacked jurisdiction.

4. Litigation in the United States District Court in Minnesota. On August 24, 2011, Leila Nadirashvili commenced a lawsuit against the Company in the United States District Court in Minnesota. In the lawsuit, Ms. Nadirashvili is asserting declaration of patent ownership, slander of title, tortious interference with prospective business relations, and unfair competition in violation of Minnesota Statute § 324D.44. In December 2011, the Court dismissed the lawsuit on the grounds that the Court lacked jurisdiction.

5. Litigation in the United States District Court in Minnesota. In February 2012, Ms. Nadirashvili re-filed her lawsuit against the Company in Hennepin County District Court. The Company removed the lawsuit to the United States District Court in Minnesota. In the lawsuit, Ms. Nadirashvili seeks a declaration that she is the sole owner of six United States patents that have issued naming Dr. Leonid Shturman as the sole inventor. In addition, Ms. Nadirashvili has asserted claims for slander of title, tortious interference with prospective business relations, and unfair competition. Ms. Nadirashvili seeks an unspecified sum of damages. The Company asserted counterclaims seeking a declaration that the patents are invalid, imposition of a constructive trust, and unjust enrichment damages. A settlement conference has been scheduled to occur on August 14, 2012.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	CARDIOVASCULAR SYSTEMS, INC.

The undersigned authorized officer of Cardiovascular Systems, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                         , 20            with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Transaction Reports (Section 6.2(a)(i))	Non-Streamline=Weekly; Streamline= monthly within 30 days	Yes No
Monthly payable & receivable agings, check registers, general ledger, reconciliations & Deferred Revenue report (Section 6.2(a)(ii))	Monthly within 30 days	Yes No
Monthly financial statements (Section 6.2(a)(iii))	Monthly within 30 days	Yes No
Compliance Certificate (Section 6.2(a)(iv))	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) (Section 6.2(a)(vii))	Within 90 days after FYE	Yes No
Annual budgets and projections (Section 6.2(a)(vi))	Within 30 days after FYE	Yes No
10-Q, 10-K and 8-K, if applicable (Section 6.2(b))	Within 5 days after filing with SEC	Yes No

The following is a description of (i) any intellectual property that was registered (or a registration application submitted) and (i) any material change in or material adverse effect on the intellectual property, after the Effective Date (if none, state “None”):

Financial Covenants	Required		Actual		Complies
Maintain on a monthly basis:
Liquidity Ratio (Section 6.9(a))	Greater than 1.25 to 1.00			: 1.00	Yes No
EBITDA (Section 6.9(b)) (Applicable until Borrower has maintained a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00 for two consecutive fiscal quarters)	See below	*	$		Yes No
Fixed Charge Coverage Ratio (Section 6.9(b)) (Applicable after Borrower has maintained a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00 for two consecutive fiscal quarters)	Greater than 1.25 to 1.00	**		: 1.00	Yes No

*	EBITDA Covenant:

(b) EBITDA. Maintain EBITDA as of the last day of each month, for the three month period ending as of the last day of such month, of not less than the amount corresponding to the period containing such month set forth in the following chart (parentheses surrounding amounts in the chart designate negative amounts):

Period	Minimum EBITDA
June 1, 2012 – December 31, 2012	($5,000,000)
January 1, 2013 – March 31, 2013	($4,250,000)
April 1, 2013 – December 31, 2013	($3,500,000)
January 1, 2014 – March 31, 2014	($2,750,000)
April 1, 2014 – June 30, 2014	($2,000,000)
July 1, 2014 – September 30, 2014	($1,250,000)
October 1, 2014 – December 31, 2014	($500,000)

“Streamline Requirements” (Sections 2.1.1(b) and 13.1)	Required	Actual	Complies
No Default or Event of Default (at all times)	—	—	Yes No
Liquidity Ratio	Greater than 1.75 to 1.00	:	Yes No

Performance Pricing		Applies
EBITDA for trailing six-month period ending at the end a month:
Equal to or less than -0-	8.00% per annum	Yes No
Greater than -0-	7.00% per annum	Yes No

The financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CARDIOVASCULAR SYSTEMS, INC.	BANK USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

Liquidity Ratio (Section 6.9(a))

Required: Greater than 1.25:1.00

Actual:

A.	Borrower’s unrestricted cash (and Cash Equivalents) held with Bank and its Affiliates	$

B.	Borrower’s Net Accounts Receivable	$

C.	Outstanding Credit Extensions	$

D.	All sums owed in connection with Bank Services	$

E.	Sum of lines C and D	$

F.	Liquidity Ratio (the sum of line A plus line B, divided by line E)	:

Is line F greater than 1.25:1.00?

No, not in compliance	Yes, in compliance

EBITDA (Section 6.9(b))

Required (if applicable per terms of Section 6.9(b)): EBITDA. Maintain EBITDA as of the last day of each month, for the three month period ending as of the last day of such month, of not less than the amount corresponding to the period containing such month set forth in the following chart (parentheses surrounding amounts in the chart designate negative amounts):

Period	Minimum EBITDA
June 1, 2012 – December 31, 2012	($5,000,000)
January 1, 2013 – March 31, 2013	($4,250,000)
April 1, 2013 – December 31, 2013	($3,500,000)
January 1, 2014 – March 31, 2014	($2,750,000)
April 1, 2014 – June 30, 2014	($2,000,000)
July 1, 2014 – September 30, 2014	($1,250,000)
October 1, 2014 – December 31, 2014	($500,000)

Actual (three-month period as set forth above):

A. Net Income	$

B. To the extent included in the determination of Net Income

1. The provision for income taxes	$

2. Depreciation expense	$

3. Amortization expense	$

4. Interest Expense	$

5. Stock-based compensation expense (to the extent not payable in cash)	$

6. Non-cash expenses incurred from applying GAAP to the terms of the Agreement and related Warrants and to the terms of the Subordinated Debt to PFG and related Warrants

7. Other non-cash charges

8. All non-cash income	$

9. The sum of lines 1 through 7 minus line 8	$

C. EBITDA (line A plus line B.9)	$

Is line C equal to or greater than the Required amount above for the applicable period?

No, not in compliance	Yes, in compliance

Fixed Charge Coverage Ratio (Section 6.9(b))

Required (if applicable per terms of Section 6.9(b)): Greater than 1.25:1.00

Actual:                             : 1.00

A. EBITDA for the 12 month period ending as of the measurement date.	$

B. Capital Expenditures	$

C. Cash taxes paid	$

D.     Dividends and distributions made (other than dividends or distributions payable in its stock, or split-ups or reclassifications of stock) for such period calculated on a consolidated basis for Borrower and its Subsidiaries

$

E.     Principal payments made on Indebtedness during and Interest Expense for such period (to the extent such Interest Expense is to be settled in cash) calculated on a consolidated basis for Borrower and its Subsidiaries

$

F. Line A above minus line B, minus line C and minus line D.	$

G. Line F above divided by line E above		: 1.00

Is line H greater than 1.25:1.00?

No, not in compliance	Yes, in compliance